SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

PAN PACIFIC RETAIL PROPERTIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE

On August 23, 2006, Pan Pacific Retail Properties, Inc. and Kimco Realty Corporation entered into a Memorandum of Understanding related to a litigation settlement, subject to court and other approvals, of an action pending in the Superior Court of the State of California, in San Diego County captioned In re Pan Pacific Retail Properties, Inc. Shareholder Litigation. The suit was filed as a putative class action on behalf of holders of Pan Pacific common stock against Pan Pacific and certain of the members of its Board of Directors related to the proposed merger between Pan Pacific and a subsidiary of Kimco. Pursuant to the Memorandum of Understanding, Kimco and Pan Pacific agreed to disclose certain additional information, part of which was included in their definitive proxy statement/prospectus dated August 23, 2006, and part of which is set forth below. This additional information includes projections which had been provided by Pan Pacific to Houlihan Lokey in conducting its fairness analysis and information regarding the fairness opinion provided by Houlihan Lokey. This information should be read carefully together with the proxy statement/prospectus that Kimco and Pan Pacific have previously filed with the SEC and mailed to their respective shareholders in connection with the proposed merger.

SUPPLEMENTAL DISCLOSURE

Management Projections

We do not as a matter of policy make public forecasts or projections of future performance or earnings other than the limited guidance we have provided in our quarterly earnings releases. In connection with the merger and the settlement, we have determined to make available to our stockholders projections of our anticipated future operating performance for the fiscal years ending 2006 and 2007 that are in the possession of our management. The projections were not prepared with a view towards public disclosure or compliance with published guidelines of the Securities and Exchange Commission, the guidelines established by the American Institute of Certified Public Accountants for Prospective Financial Information or generally accepted accounting principles. Our certified public accountants have not examined or compiled any of the projections or expressed any conclusion or provided any form of assurance with respect to the projections and, accordingly, assume no responsibility for them. The projections were not provided to Kimco prior to their entering into the merger agreement with Pan Pacific.

The projections included below are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to risks and uncertainties that could cause actual results to differ materially from those statements and should be read with caution. They are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and recent developments. While presented with numerical specificity, the projections were not prepared by us in the ordinary course and are based upon a variety of estimates and hypothetical assumptions made by our management with respect to, among other things, general economic, market, interest rate and financial conditions, the availability and cost of capital for future investments, our ability to lease or re-lease space at current or anticipated rents, changes in the supply of and demand for our properties, changes in interest rate levels, risks associated with the development, acquisition or disposition of properties, competition within the industry, real estate and market conditions, and other matters. None of the assumptions underlying the projections may be realized, and they are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate, and actual results may materially differ. In addition, the projections do not take into account any of the transactions contemplated by the merger agreement, including the merger, which may cause actual results to materially differ.

For these reasons, as well as the bases and assumptions on which the projections were compiled, the inclusion of the information set forth below should not be regarded as an indication that the projections will be an accurate prediction of future events, and they should not be relied on as such. Neither we, Kimco nor our respective boards of directors nor Houlihan Lokey assumes any responsibility for the reasonableness, completeness, accuracy or reliability of the projections. No one has made, or makes, any representation regarding the information contained in the projections and, except as required by applicable securities laws, we do not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrences of future events even in the event that any or all of the assumptions are shown to be in error.

Pan Pacific’s management provided the following actual adjusted and estimated NOI, EBITDA and FFO figures to Houlihan Lokey for the twelve months ended March 31, 2006, and the projected twelve month periods ending December 31, 2006 and December 31, 2007 in connection with Houlihan Lokey’s engagement to render an opinion to Pan Pacific’s board of directors as to whether the merger consideration to be received by the holders of Pan Pacific’s common stock and holders of OP Units (other than holders of OP Units who elect to remain limited partners of the entities surviving the partnership mergers) in connection with the merger is fair to such holders from a financial point of view, which opinion is described in the section of the proxy statement/prospectus entitled “The Merger—Fairness Opinion Regarding Merger Consideration” and is attached to the proxy statement/prospectus as Annex B.

	LTM*	2006E*	2007E*
NOI	238.7	237.7	244.1
EBITDA	234.2	231.5	238.2
FFO	162.6	162.5	171.1

*	All amounts in millions.

Fairness Opinion Regarding Merger Consideration

THE FOLLOWING DISCLOSURE RELATES TO THE OPINION RENDERED BY HOULIHAN LOKEY TO PAN PACIFIC’S BOARD OF DIRECTORS ON JULY 9, 2006, AND SHOULD BE READ IN CONJUNCTION WITH THE SECTION OF THE PROXY STATEMENT/PROSPECTUS ENTITLED “THE MERGER—FAIRNESS OPINION REGARDING MERGER CONSIDERATION.” SUCH DISCLOSURE DOES NOT REFLECT ANY CHANGE IN SUCH OPINION OR HOULIHAN LOKEY’S ANALYSIS. HOULIHAN LOKEY HAS NOT BEEN REQUESTED TO UPDATE, AND HAS NOT UPDATED, ITS OPINION OR ANALYSIS.

As noted above, the opinion and analysis of Houlihan Lokey are described in the section of the proxy statement/prospectus entitled “The Merger—Fairness Opinion Regarding Merger Consideration” and the full text of the opinion is attached to the proxy statement/prospectus as Annex B. Pursuant to the Memorandum of Understanding, we agreed to supplement the first sentence of the first paragraph on page 39 of the proxy statement/prospectus to clarify that, based on the capitalization rates and multiples exhibited by the comparable companies, which are set forth in the table on page 38 of the proxy statement/prospectus, the ranges of LTM, next fiscal year (2006) and next fiscal year plus one (2007) NOI capitalization rates applied by Houlihan Lokey in its market approach analysis were 6.50% to 6.00%, 6.75% to 6.25% and 7.00% to 6.50%, respectively, the ranges of LTM, next fiscal year (2006) and next fiscal year plus one (2007) EBITDA multiples applied by Houlihan Lokey in its market approach analysis were 15.5x to 16.5x, 15.0x to 16.0x and 14.5x to 15.5x, respectively, and the ranges of LTM, next fiscal year (2006) and next fiscal year plus one (2007) FFO multiples applied by Houlihan Lokey in its market approach analysis were 16.5x to 17.5x, 16.0x to 17.0x and 15.5x to 16.5x, respectively. We also agreed to clarify that the adjustments made to the LTM financial results to reflect the acquisition of certain assets during that period, referred to in second sentence of the first paragraph on page 39 of the proxy statement/prospectus, resulted in pro forma historical performance as if Pan Pacific owned the newly acquired properties for the preceding 12 months.

Additional Information and Where to Find It

This filing does constitute an offer of any securities for sale. In connection with the proposed transaction, Kimco and Pan Pacific have filed a definitive proxy statement/prospectus dated August 23, 2006 with the Securities and Exchange Commission as part a registration statement regarding the proposed merger of Kimco and Pan Pacific. PAN PACIFIC STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT MATERIAL BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT KIMCO AND PAN PACIFIC AND THE PROPOSED MERGER. Pan Pacific stockholders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by Kimco and Pan Pacific with the SEC at the SEC’s website at www.sec.gov. Pan Pacific has scheduled a special stockholders’ meeting to be held on September 25, 2006, to, among other things, vote on approval of the merger. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of charge from Kimco or Pan Pacific by directing such request to: Kimco Realty Corporation, 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020 Attention: Investor Relations or Pan Pacific Retail Properties, Inc., 1631B South Melrose Drive, Vista, California 92083 Attention: Investor Relations.